UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2022

AYRO, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

AYRO, Inc.

900 E. Old Settlers Boulevard, Suite 100

Round Rock, Texas 78664

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 512-994-4917

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AYRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 22, 2022, the Board appointed David E. Hollingsworth as Chief Financial Officer of the Company, effective as of August 22, 2022, to serve until a successor is chosen and qualified, or until his earlier resignation or removal. Mr. Hollingsworth will also serve as the Company’s principal accounting officer and principal financial officer. Mr. Hollingsworth had previously served as the Company’s Interim Chief Financial Officer since January 14, 2022.

Mr. Hollingsworth, age 42, is a senior level accounting professional with extensive experience in financial reporting, analysis, regulation, and supervision. From March 2021 until his appointment as the Company’s Interim Chief Financial Officer in January 2022, Mr. Hollingsworth served as a consultant with Bridgepoint Consulting, a provider of financial, technology, and management consulting services, and served as the Company’s Controller under a consulting agreement between the Company and Bridgepoint Consulting. From January 2020 until March 2021, he served as Controller at Wondercide LLC, a pest control manufacturer. Before that, he worked as a Controller Consultant at Bridgepoint Consulting from October to December 2019. From September 2018 to September 2019, Mr. Hollingsworth served as Financial Controller of CPI Products, a manufacturer of plastic products, where he oversaw accounting and financial functions, directed human resources for corporate staff at three manufacturing locations, and designed and implemented department performance criteria and tracking. From May 2015 until August 2018, Mr. Hollingsworth served as Corporate Controller of Sunworks Inc, a provider of solar power systems. Mr. Hollingsworth holds a Master of Business Administration from Weber State University and a Bachelor of Science degree in Accounting from Brigham Young University – Idaho.

There is no family relationship between Mr. Hollingsworth and any director or executive officer of the Company. There are no transactions between Mr. Hollingsworth and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Executive Employment Agreement

In connection with Mr. Hollingsworth’s appointment, on August 23, 2022, the Company entered into an executive employment agreement (the “Employment Agreement”) with Mr. Hollingsworth setting forth the terms and conditions of Mr. Hollingsworth’s employment as the Company’s Chief Financial Officer, effective August 23, 2022. Pursuant to the Employment Agreement, Mr. Hollingsworth will serve as the Chief Financial Officer of the Company for a two-year initial term commencing on August 23, 2022, which term may be renewed for up to two successive one-year terms, unless earlier terminated by either party in accordance with the terms of the Employment Agreement.

The Employment Agreement provides that Mr. Hollingsworth will be entitled to receive an annual base salary of two hundred-thirty thousand dollars ($230,000), payable in equal installments semi-monthly pursuant to the Company’s normal payroll practices. For each fiscal year during the employment period, Mr. Hollingsworth is eligible to receive periodic bonuses of up to 40% of his annual base salary upon achievement of target objectives and performance criteria, payable on or before March 15 of the fiscal year following the fiscal year to which the bonus relates. Targets and performance criteria shall be established by the Board after consultation with Mr. Hollingsworth and the Company’s Chief Executive Officer, but the evaluation of Mr. Hollingsworth’s performance shall be at the Board’s sole discretion. The Employment Agreement also entitles Mr. Hollingsworth to receive customary benefits and reimbursement for ordinary business expenses.

In connection with Hollingsworth’s appointment and as an inducement to enter into the Employment Agreement, the Company granted Mr. Hollingsworth 100,000 shares of the Company’s restricted common stock, which shares shall vest in tranches of 25,000 shares upon the achievement of certain stock price, market capitalization and business milestones.

The Company may terminate Mr. Hollingsworth’s employment due to death or disability, for cause (as defined in the Employment Agreement) at any time after providing written notice to Mr. Hollingsworth, and without cause at any time upon thirty days’ written notice. Mr. Hollingsworth may terminate his employment without good reason (as defined in the Employment Agreement) at any time upon thirty days’ written notice or with good reason, which requires delivery of a notice of termination within ninety days after Mr. Hollingsworth first learns of the existence of the circumstances giving rise to good reason, and failure of the Company to cure the circumstances giving rise to the good reason within thirty days following delivery of such notice.

If Mr. Hollingsworth’s employment is terminated by the Company for cause, as a result of Mr. Hollingsworth’s resignation or as a result of the expiration of the term of the Employment Agreement, Mr. Hollingsworth shall receive, within thirty days of such termination, any accrued but unpaid base salary and expenses required to be reimbursed pursuant to the Employment Agreement. If Mr. Hollingsworth’s employment is terminated due to his death or disability, Mr. Hollingsworth or his estate will receive the accrued obligations Mr. Hollingsworth would have received upon termination by the Company for cause or by Mr. Hollingsworth by resignation, and any earned, but unpaid, bonus for services rendered during the year preceding the date of termination.

If Mr. Hollingsworth’s employment is terminated by the Company without cause (as defined in the Employment Agreement) or by Mr. Hollingsworth for good reason, Mr. Hollingsworth is entitled to receive the accrued obligations he would have received upon termination by the Company for cause or by Mr. Hollingsworth by resignation, and any earned, but unpaid, bonus for services rendered during the year preceding the date of termination. In addition, subject to compliance with the restrictive covenants set forth in the Employment Agreement and the execution of a release of claims in favor of the Company, the Company will pay the following severance payments and benefits: (i) an amount equal to twelve months’ base salary, payable in equal monthly installments over a twelve-month severance period; (ii) an amount equal to the greater of (x) the most recent annual bonus earned by Mr. Hollingsworth, (y) the average of the immediately preceding two year’s annual bonuses earned by Mr. Hollingsworth, or (z) if Mr. Hollingsworth’s termination of employment occurs during the first calendar year of the initial employment term before any annual bonus for a full twelve-month period of service has been paid, then the target bonus Mr. Hollingsworth is eligible for under the Employment Agreement; provided that no bonus amount shall be payable if the bonuses for the year of termination are subject to achievement of performance goals and such performance goals are not achieved by the Company for such year; and (iii) an amount intended to assist Mr. Hollingsworth with his post-termination health coverage, provided however, he is under no obligation to use such amounts to pay for continuation of coverage under the Company’s group health plan pursuant to COBRA.

The Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation, non-disparagement, and assignment of inventions requirements.

The description of the Employment Agreement contained in this Item 5.02 is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 24, 2022, the Company issued a press release announcing the appointment of Mr. Hollingsworth as the Company’s Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information included under Item 7.01 (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, by and between the Company and David E. Hollingsworth, effective as of August 23, 2022

99.1	Press Release, dated August 24, 2022 (furnished pursuant to Item 7.01)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYRO, INC.

Date: August 26, 2022	By:	/s/ Thomas M. Wittenschlaeger
Thomas M. Wittenschlaeger
Chief Executive Officer